UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2004

VASO ACTIVE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31925	02-0670926
(State or other jurisdiction of incorporation No.)	(Commission File No.)	(IRS Employer Identification No.)

99 Rosewood Drive, Suite 260, Danvers, Massachusetts 01923
(Address of principal executive offices including zip code)

(978) 750-0090
(Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS

On February 23, 2004, Vaso Active Pharmaceuticals, Inc. (the “Company”) issued a press release in response to an item in the February 23, 2004 issue of Barron’s.  A copy of the press release is attached as Exhibit 99.1.  The letter referred to in the press release between the Company’s stockholder, BioChemics, Inc., and Dr. David Z. Ascher is attached as Exhibit 99.2.

ITEM 7.  EXHIBITS

(c) Exhibits.

Exhibit 99.1 - Press Release, dated February 23, 2004.

Exhibit 99.2 - July 30, 2003 letter from BioChemics, Inc. to Dr. David Z. Ascher.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vaso Active Pharmaceuticals, Inc.

	By:	/s/ John J. Masiz
Name: John J. Masiz
Title: President, CEO

Date: February 23, 2004